EXHIBIT 99B(14)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

ING Partners, Inc.

We consent to the use of our report dated February 28, 2007, incorporated herein by reference, on the financial statements of ING JPMorgan International Portfolio and ING Templeton Foreign Equity Portfolio, each a separate series of ING Partners, Inc., and to the reference to our firm under the heading “Financial Highlights” in Appendix B in the proxy statement/prospectus.

/s/ KPMG LLP
Boston, Massachusetts
January 4, 2008